SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-08048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On May 15, 2009, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name from “TII Network Technologies, Inc.” to “Tii Network Technologies, Inc.”  A Certificate of Amendment of the Company’s Certificate of Incorporation to reflect the name change was filed with the Secretary of State of the State of Delaware on May 18, 2009. The amendment will be effective 12:01 a.m. on June 1, 2009. The trading symbol for the Company common stock will remain “TIII” on the NASDAQ Stock Market, Inc. and its CUSIP number will also remain unchanged. Following implementation of the amendment, stockholders may continue to hold their existing certificates or receive new certificates reflecting the name change by delivering their existing certificates to the Company's transfer agent.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

		4.1	Certificate of Amendment of the Company’s Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC.

Date: May 19, 2009	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number	Description

4.1	Certificate of Amendment of the Company’s Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on May 18, 2009.